UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2012

            CARBONITE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35264	33-1111329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

        177 Huntington Avenue, Boston, Massachusetts 02115

(Address of principal executive offices, including ZIP code)

        (617) 587-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Carbonite, Inc. (the “Company”) held on June 18, 2012, the Company’s stockholders voted on the following proposals.

(1) Pravin Vazirani was elected to the Company’s Board of Directors as a Class I director to hold office until the 2015 annual meeting of stockholders or until his successor is elected and qualified.

Votes For	Votes Withheld	Broker Non-Votes
14,564,882	90,029	5,806,406

(2) The selection of Ernst & Young LLP as the Company’s independent public accounting firm for the fiscal year ending December 31, 2012 was ratified.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
20,424,962	35,585	770	0

(3) The Company’s stockholders approved, in a non-binding, advisory vote, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
14,556,852	35,707	52,352	5,806,406

(4) The Company’s stockholders recommended, in a non-binding, advisory vote, that future executive compensation advisory votes be held every one year.

Every One Year	Every Two Years	Every Three Years	Abstained	Broker Non-Votes
14,296,847	18,955	142,938	196,171	5,806,406

After taking into consideration the foregoing voting results and the Company’s Board of Directors’ prior recommendation in favor of an annual advisory stockholder vote on the compensation of the Company’s named executive officers, the Company intends to hold future advisory votes on the compensation of its named executive officers every one year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized on June 19, 2012.

CARBONITE, INC.

By:	/s/ Andrew P. Keenan
Name: Title:	Andrew P. Keenan Chief Financial Officer